EXHIBIT 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference Registration Statements No. 333-217159 ann 333-217130 on Form S-1 of our reports dated March 30, 2018, relating to the consolidated financial statements and financial statement schedule of 1st Franklin Financial Corporation appearing in this Annuam Report on Form 10-K of 1st Franklin Financial Corporation for the year ended December 31, 2017.

/s/ Deloitte & Touche LLP

Atlanta, Georgia

March 30, 2018